EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.333-34450 and 333-109753) and Forms S-8 (Nos.333-78069, 333-78071, 333-78073, 333-31224, 333-54486, 333-54488, 333-54490, 333-90498, 333-90500, 333-90502, 333-116385, 333-116387, 333-116389, 333-127221, 333-161211, 333-195750, and 333-211026) of MKS Instruments, Inc. of our report dated March 1, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

March 1, 2017